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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) MARCH 7, 2005
                                                        -------------

                             TELENETICS CORPORATION
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                 000-16580                 33-0061894
----------------------------          ---------                 ----------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

                       39 PARKER, IRVINE, CALIFORNIA 92618
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code            (949) 455-4000
                                                  ------------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective March 11, 2005, Telenetics Corporation ("Telenetics" or "we") appointed Albert J. Moyer as interim President and Chief Executive Officer. The disclosures contained in Item 5.02 of this report relating to this appointment are incorporated herein by reference.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         As described in Item 5.02 of this Form 8-K, Telenetics granted an option to Mr. Moyer in connection with his appointment as a consultant. The disclosures contained in Item 5.02 relating to the option are incorporated herein by reference. Exemption from the registration provisions of the Securities Act of 1933 for the transaction described above is claimed under
Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and the investor was accredited or sophisticated and had access to the kind of information registration would provide.


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ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure and Appointment of Officers
-------------------------------------

         Effective March 11, 2005, David L. Stone, our Chief Executive Officer, President and Chief Financial Officer, was terminated from those positions. At the time of his termination, Mr. Stone was employed on an at will basis.

         Effective March 11, 2005, we eliminated our Chief Operating Officer position and terminated John McLean, our then Chief Operating Officer.

         Effective March 11, 2005, we appointed Albert J. Moyer as interim President and Chief Executive Officer. The appointment is anticipated to last up to three months. Mr. Moyer's compensation is to be $15,000 per month, earned and payable in bi-monthly installments, plus five-year options to purchase up to 1,000,000 shares of Telenetics common stock at an exercise price of $0.07 share. The options are to vest in full on June 9, 2005 and bear piggyback registration rights.

         Since March 2002, Mr. Moyer has acted as a consultant to a variety of businesses. From September 2000 to March 2002, Mr. Moyer managed sales and marketing as Interim VP Americas for QAD Inc., a Nasdaq-listed enterprise resource planning/supply chain software and services company. From February 2000 to July 2000, Mr. Moyer was Vice President/President of PRG Commercial, a subsidiary of PRG, Inc., a Nasdaq-listed profit recovery services company. From March 1998 to February 2000, Mr. Moyer was Executive Vice President/Chief Financial Officer of QAD, Inc. Prior to that, Mr. Moyer served in various management and consulting capacities, primarily in a variety of publicly-traded companies. Mr. Moyer earned a B.S. in Business Administration from Duquesne University and participated in the Advance Management Program at the University of Texas. Mr. Moyer serves on the boards of QAD Inc., Collectors Universe, Inc., California Amplifier Inc. and Virco Manufacturing Co.

Departure and Appointment of Director
-------------------------------------

         Effective March 7, 2005, William C. Kosoff, who had served as a member of Telenetics' board of directors and Vice President of Sales since May 2002, resigned from his position on the board of directors. Concurrently with Mr. Kosoff's resignation from the board of directors, Michael N. Taglich, who had served as Chairman of the Board of Telenetics from May 2002 to October 4, 2004, was appointed to fill the vacancy on the board of directors.

         Since 1992, Mr. Taglich has served as the president of Taglich Brothers Inc., a New York-based investment banking and NASD member firm. In January 2003, he became chairman of the board of WSI Industries Inc. (NasdaqSC:WSCI) and is a member of the board of directors of Cormaria Retreat House. Mr. Taglich holds a B.S. degree in General and International Business from New York University and holds Series 27 and Series 7 securities licenses.

         During the past two years, Telenetics was a party to various transactions in which Mr. Taglich had a direct or indirect interest. Those transactions are described below.

         From June 13, 2002 through December 31, 2003, Mr. Taglich was eligible to receive compensation under a director compensation and equity incentive policy that provided for the following:

         o compensation to Michael Taglich as Chairman of the Board of $63,000 per year, in addition to any non-employee director compensation to which Mr. Taglich was otherwise eligible;

         o compensation of the chairman of the audit committee of $5,000 per year, in addition to any non-employee director compensation to which the chairman of the audit committee was otherwise eligible;

         o compensation of each non-employee member of the board other than Mr. Schroeder and Mr. Parshall was $12,000 per year;

         o compensation to Taglich Brothers, Inc. for the director services of Mr. Schroeder was $25,000 per year;

         o compensation to Mr. Parshall for his director services was $15,000 per year;

         o each non-employee director was entitled to reimbursement for reasonable and necessary expenses incurred in connection with attendance at meetings of the board or committees of the board; and

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         o    each of the five non-employee members of the board received effective as of June 13, 2002 a non-qualified stock option outside of our stock option plans to purchase up to 50,000 shares of common stock at an initial exercise price of $0.115 per share, which was the closing price of a share of our common stock on the day immediately preceding the date of grant, which options were subject to continued service requirements and other terms of the applicable option agreement, and were to vest and become exercisable in four equal quarterly installments beginning September 11, 2002 and to expire on June 12, 2012.

         On February 14, 2003, our board of directors approved the issuance of shares of common stock, at a rate of $0.075 per share, which was the fair market value of a share of our common stock on that date, to all directors in lieu of payment to them of certain amounts accrued and outstanding under the directors' compensation plan adopted in June 2002. An aggregate of 637,666 shares of common stock was issued to non-employee directors Michael Taglich, Bradley Jacobs and Robert Schroeder in lieu of payment to them of an aggregate of $47,825 in outstanding compensation.

         On November 7, 2003, our board of directors adopted a director compensation and equity incentive policy, effective January 1, 2004, that cancelled and superseded our June 13, 2002 director compensation program and provided for the following:

         o compensation to Michael Taglich as Chairman of the Board is $63,000 per year;

         o compensation of each non-employee members of the board other than Mr. Arnold and Mr. Taglich is $15,000 per year;

         o compensation to Mr. Arnold for his director services is $25,000 per year; and

         o each non-employee director shall be entitled to reimbursement for reasonable and necessary expenses incurred in connection with attendance at meetings of the board or committees of the board.

         The cash compensation was to be earned and payable quarterly in arrears unless deferred at the discretion of our President.

         Compensation, if any, to be paid to Mr. Taglich for his current service on the board of directors has not yet been determined.

         On April 14, 2004, placement agent warrants that we had issued to Taglich Brothers, Inc. in connection with our 1999 private placement of Series A Preferred Stock were exercised for cash of $0.10 per share by their holders for an aggregate of 586,614 shares, including 293,307 shares to Michael Taglich.

         Effective March 1, 2003, we entered into a modification agreement with Michael N. Taglich, Tag Kent Partners and 17 other holders of promissory notes that we had issued in private placements in January, March and April 2002, which notes were secured by a continuing security interest in all of our inventory ("2002 notes"), included notes held by Mr. Taglich, Tag Kent Partners and Robert Taglich (Mr. Taglich's brother) in the original principal amounts of $25,000, $25,000 and $112,500, respectively, and had when issued been accompanied by investor warrants to purchase an aggregate of 7,429,543 shares of common stock at an initial exercise price of $0.44064 per share (collectively, the "2002 note warrants"). Of the 2002 note warrants, Michael N. Taglich, Tag Kent Partners and Robert Taglich received note warrants to purchase up to 42,552 shares, 191,483 shares and 123,622 shares of common stock, respectively.

         Pursuant to the modification agreement, we issued replacement notes in the aggregate amount of $4,618,943 that included unpaid principal and accrued interest through June 30, 2003. The notes bore interest at 9% per annum commencing March 1, 2003. Interest was payable quarterly in arrears commencing September 30, 2003. Principal was payable quarterly on February 15, May 15, August 15 and November 15 in each year commencing on August 15, 2003. The amount of the quarterly principal payments was to be 10% of the then outstanding principal balance for the 2002 notes with the exception of the Dolphin Offshore Partners, L.P. note, which was to be 5% of the then outstanding principal balance. All unpaid principal and accrued interest was to be due and payable at maturity on March 1, 2006. Cross default provisions applied to secured debt only and any indebtedness to Corlund Electronics or its successors was excluded. All outstanding 2002 note warrants held by 2002 noteholders participating in the modification agreement were amended to provide for a fixed exercise price equal to the then current exercise price (amended warrants collectively, the "2003 restructuring warrants"). In addition, for each $1 of principal and accrued interest outstanding on February 28, 2003, the holder received 3.5 shares of our common stock. The shares of common stock issued in connection with the issuance of the replacement notes, including the shares of common stock underlying the 2003 restructuring warrants, carried piggy-back registration rights. The holders agreed to waive any and all defaults in connection with the replaced notes.


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         In September 2004, three accredited investors ("Note Holders")
purchased from Telenetics Unsecured Promissory Notes Due December 20, 2004 in the aggregate principal amount of $300,000 ("Bridge Notes"). The Note Holders included Dolphin Direct Equity Partners, L.P., a secured creditor of Telenetics that later became a beneficial owner of more than 5% ("5% Owner") of our outstanding common stock ($150,000), and Michael N. Taglich ($75,000), who was then the Chairman of the Board of Directors of Telenetics and a 5% Owner if certain contractual beneficial ownership limitations were disregarded.

         The Bridge Notes accrued interest at a rate of 0.5% per week or 26.0% per annum beginning from their respective issuance dates, which were September 29, 2004 as to Dolphin Direct Equity Partners, L.P. and September 17, 2004 as to the other two investors. Principal and accrued interest were due and payable at maturity on December 20, 2004. However, Telenetics was required to immediately prepay to the Note Holders all or a portion of the outstanding balances of their respective Bridge Notes in an aggregate amount equal to one-half of the net proceeds that Telenetics receives from any equity or debt financing that Telenetics conducts while the Bridge Notes are outstanding, other than the financings that involved the issuance of Second Amended and Restated Secured Promissory Notes due March 31, 2007 and Unsecured Promissory Notes Due March 31, 2006. The Bridge Notes have been repaid.

         A total of 19 accredited holders ("Secured Investors") of Amended and Restated Secured Promissory Notes dated as of March 1, 2003 in the aggregate principal and interest amount of $3,658,349.82 ("First Amended Notes") surrendered effective as of September 30, 2004 the principal and interest balances of those notes in consideration for the issuance by Telenetics of Second Amended and Restated Secured Promissory Notes dated as of September 30, 2004 in the aggregate principal amount of $2,926,679.95 ("Second Amended Notes"). The Secured Investors included SDS Capital Group SPC, Ltd., an entity that beneficially owned more than 5% of Telenetics' outstanding common stock ("5% Owner"), Dolphin Direct Equity Partners, L.P. (which entity became a 5% Owner as a result of this transaction), Gary P. Arnold, a member of our board of directors, and Michael N. Taglich, who was then a member of our board of directors and is the general partner of Tag Kent Partners, another investor in the offering.

         The Second Amended Notes bear simple interest at 6.0% per annum commencing October 1, 2005, payable quarterly in arrears beginning on December 31, 2005. Principal is due at maturity on March 31, 2007. The rate of interest during an event of default will be the lesser of 9.0% per annum above the interest rate then in effect and the maximum legal rate per annum. The Second Amended Notes are secured by a continuing security interest in all of Telenetics' inventory. Amendments or waivers under the Second Amended Notes (other than amendments that would reduce the principal or interest balance, decrease the interest rate or extend the maturity date) may be made by written agreement between Telenetics and the holders of a majority of the then outstanding principal balance of the Second Amended Notes.

         Telenetics issued to the Secured Investors effective as of September 30, 2004 an aggregate of 2,195,012 shares of common stock as an inducement to the Secured Investors to consummate the transaction. In addition, the Secured Investors received at their election and effective as of September 30, 2004, either shares of common stock or five-year warrants to purchase shares of common stock at an exercise price of $0.0001 per share, in exchange for the cancellation of at least 20% of the outstanding principal and interest balance of their First Amended Notes. Under this portion of the transaction, Telenetics issued effective as of September 30, 2004 an aggregate of 6,708,873 shares of common stock and warrants to purchase an aggregate of 3,286,619 shares of common stock in exchange for the cancellation of an aggregate of $731,669.87 of principal and interest underlying the First Amended Notes.

         As part of the offering of Second Amended Notes, Telenetics and the Secured Investors entered into Amendment No. 1 to the Amended and Restated Note and Warrant Purchase Agreement and Amended and Restated Registration Rights Agreement effective as of September 30, 2004 ("Amendment No. 1"). Amendment No. 1 contains, among other provisions, waivers by Secured Investors of any defaults that may have occurred under the secured financing documents as of May 15, 2004 and through and including September 30, 2004, and piggyback registration rights relating to the common stock and warrant shares issued in the offering. Amendment No. 1 contains amendments to the registration rights that cover equity securities issued in conjunction with the First Amended Notes. The amendments provide, among other things, that the filing date for the registration statement relating to those securities ("Registrable Securities") shall be extended to be 30 business days after the holders of a majority of the Registrable Securities have requested that Telenetics registers at least a majority of the Registrable Securities, except that the filing date may not be earlier than May 31, 2005 and that the holders of at least a majority of the Registrable Securities will have the ability to agree with Telenetics to amend, modify, supplement or waive those registration rights.


                                       5
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         Effective September 30, 2004, five accredited investors ("Unsecured
Investors") purchased 3.5% Unsecured Promissory Notes Due March 31, 2006 in the aggregate principal amount of $927,168.67 ("Unsecured Notes"). The Unsecured Investors included Dolphin Offshore Partners, L.P., a 5% Owner ($800,000.00), then-director Michael N. Taglich ($70,624.67), and directors Gary P. Arnold ($12,500.00), Robert Schroeder ($23,419.33) and David Parshall ($20,624.67).
Each of these four directors purchased Unsecured Notes in exchange for the cancellation of fees due to them for their past service on our board of directors.

         The Unsecured Notes accrue simple interest at a rate of 3.5% per annum, payable quarterly in arrears beginning December 31, 2004. Principal is due at maturity on March 31, 2006. If Telenetics defaults in the payment of any part of the principal of or interest on the Unsecured Notes for more than three days, then interest will accrue at a default rate of 12.0% until cured, and Telenetics will be required to pay to the holders a penalty equal to 2.0% of the principal balance outstanding at the date of the payment default.

         Unsecured Investors will have the right to accelerate the due date of the Unsecured Notes or pursue any other remedies they may have if a payment default remains uncured for 30 days, if a non-payment default remains uncured for ten days after Telenetics receives written notice specifying the breach or default and requiring it to be remedied, if a decree or order in respect of involuntary bankruptcy, receivership or similar law is entered and remains unstayed and in effect for 60 consecutive days, or if Telenetics commences a voluntary case under bankruptcy, insolvency or other similar law, appoints a receiver or other similar official for any substantial part of its property, makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

         Amendments or waivers under the Unsecured Notes (other than amendments that would reduce the principal or interest balance, decrease the interest rate or extend the maturity date) may be made by written agreement between Telenetics and the holders of a majority of the then outstanding principal balance of the Unsecured Notes. There is no prepayment penalty under the Unsecured Notes.

         The Unsecured Notes were accompanied by an aggregate of 1,390,753 shares of common stock and five-year warrants to purchase an aggregate of 1,158,961 shares of common stock at an exercise price of $0.13725 per share. Telenetics granted to the Unsecured Investors piggyback registration rights relating to the common stock and the warrant shares issued in the offering.

         Proceeds from the offering of Unsecured Notes were used to repay a 16% Secured Promissory Note due 2004 in the principal amount of $700,000.00 held by Dolphin Direct Equity Partners, L.P., with the remainder of the proceeds to be used for general working capital purposes.

         On December 23, 2004, 18 accredited investors ("Investors") purchased from Telenetics an aggregate of 15,285,715 shares of Telenetics common stock at a price of $0.07 per share in a private placement transaction pursuant to the terms of a Common Stock Purchase Agreement and a Registration Rights Agreement. The Investors included Gary Arnold, the Chairman of the Board of Telenetics; William Kosoff, then director and Vice President of Sales of Telenetics; Michael
N. Taglich, the then former Chairman of the Board and a 5% owner of Telenetics common stock (as to 714,286 shares purchased for $50,000); Barry G. Patton, an officer of Data Connect Enterprise, Inc., which is a major distributor of Telenetics products; John G. Funk, who is an executive officer of Skyline Exhibits, a company that has supplied trade show booths to Telenetics; and Meadowbrook Opportunity Fund LLC, an entity that became a 5% owner of Telenetics common stock upon the closing of the offering.

         Taglich Brothers, Inc., an NASD-registered broker-dealer, acted as placement agent in connection with the offering. Michael N. Taglich is an executive officer, principal and director of Taglich Brothers. Also, Robert Schroeder, one of Telenetics' current directors, is employed by Taglich Brothers. Telenetics paid to Taglich Brothers cash placement agent fees equal to $90,000 and issued to Taglich Brothers, Inc. five-year placement warrants to purchase an aggregate of 1,428,571 shares of Telenetics common stock at an exercise price of $0.125 per share, which price was 125% of the closing sale price of Telenetics common Stock on the closing date. In addition, Telenetics agreed to reimburse Taglich Brothers for its actual and reasonable out-of-pocket expenses incurred in connection with the offering, which expenses are anticipated to be less than $1,000. Taglich Brothers allocated the placement warrants among its employees, including Michael N. Taglich (as to 266,785) and Robert Schroeder (as to 300,000). The placement warrants contain a "net exercise" cashless exercise feature that will become available December 23, 2006.

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         Telenetics has agreed to indemnify Taglich Brothers in connection with statements or omissions in the offering documents. Taglich Brothers has agreed to indemnify Telenetics in connection with any breach or falsity of any of Taglich Brothers' representations or warrants or otherwise arising out of the bad faith, gross negligence or willful misconduct of Taglich Brothers. In addition, the Registration Rights Agreement contains mutual indemnification provisions relating to the registration statement described below.

         Telenetics has agreed to register for resale the shares of common stock issued to the Investors and the shares of common stock underlying the placement warrants. The registration statement must be filed with the Securities and Exchange Commission by April 30, 2005 and declared effective no later than June 30, 2005. If Telenetics fails to meet these registration obligations or to maintain the effectiveness of the registration statement as required under the terms of the Registration Rights Agreement, then Telenetics will be obligated to make certain cash liquidated damage payments to the Investors and to reduce the exercise price of the placement warrants as generally described below.

         If the registration statement is not filed on or prior to April 30, 2005, then for each 30-day period, or any part thereof, that elapses beyond that date and before the registration statement is filed, Telenetics will pay a cash liquidated damages payment to each Investor in an amount equal to 3% of the purchase price paid by the Investor and, as liquidated damages, reduce the exercise price of each placement warrant by 3% of the initial exercise price. If the registration statement is not declared effective on or before June 30, 2005, then for each 30-day period, or any part thereof, that elapses beyond June 30, 2005 and before the registration statement is declared effective, Telenetics will pay a cash liquidated damages payment to each Investor in an amount equal to 2% of the purchase price paid by the Investor and, as liquidated damages, reduce the exercise price of each placement warrant by an amount equal to 2% of the initial exercise price of the placement warrant. If Telenetics is unable to keep the registration statement continuously effective to the extent required, then similar monthly cash payments of 2% to Investors and placement agent exercise price reductions of 2% will be required for shares then held by Investors and placement warrants then outstanding. The maximum aggregate cash liquidated damages payment and/or the maximum aggregate liquidated damages placement warrant exercise price reduction is 36%.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

         (c)      EXHIBITS.

        NUMBER                DESCRIPTION
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         10.1     Description of Consulting Arrangement with Albert J. Moyer

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2005                  TELENETICS CORPORATION

                                       By: /S/ Gary P. Arnold
                                           -------------------------------------
                                           Gary P. Arnold, Chairman of the Board

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                 EXHIBITS FILED WITH THIS REPORT ON FORM 8-K


        NUMBER                DESCRIPTION
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         10.1     Description of Consulting Arrangement with Albert J. Moyer

                                       9